                                                                    Exhibit 99.1
                                                                    ------------

                                                           FOR IMMEDIATE RELEASE



THE SCOTTS COMPANY                                                          NEWS
--------------------------------------------------------------------------------

                THE SCOTTS COMPANY REPORTS FIRST QUARTER RESULTS

             BETTER THAN EXPECTED RESULTS DRIVEN BY CONTROLLED SG&A
--------------------------------------------------------------------------------


MARYSVILLE, Ohio (January 27, 2004) - The Scotts Company (NYSE: SMG), the world's leading marketer of branded consumer lawn and garden products, reported today that its adjusted net loss for the first quarter, excluding restructuring and other charges, was $43.1 million, flat with an adjusted loss of $42.9 million for the same quarter last year. The adjusted per-share loss in the quarter decreased to $1.34 from $1.42 in fiscal 2003 due to an increase in shares outstanding. These results exclude a one-time pre-tax expense of $43.7 million associated with the Company's recently completed debt refinancing and $1.0 million of restructuring and other charges. Scotts anticipates it will benefit from significant interest savings as a result of the refinancing. Including these items, the Company reported a quarterly net loss of $70.7 million, or $2.21 per share, compared with a net loss of $46.8 million, or $1.55 per share, for the same period in 2003. These results are better than expected due to favorable SG&A performance.

         Because of the seasonal nature of the lawn and garden business, Scotts historically reports a loss in the first quarter each year.

         Net sales in the quarter were $186.2 million, up 3 percent from $180.8 million a year earlier. Excluding the impact of foreign exchange rates, net sales declined by 2 percent. Consumer purchases of the Company's branded products at its largest U.S. retailers increased 10 percent during the period driven by strong demand for fall products. Scotts LawnService had a strong finish to its season with revenues up 21 percent for the quarter.

         "We are pleased that our results today are better than we had anticipated. The growth in consumer purchases we saw in 2003 has clearly carried into 2004, giving us increased confidence that we will report adjusted net income growth of at least 10 percent again this year," said Jim Hagedorn, chairman and chief executive officer.

         Earnings before interest, taxes, depreciation and amortization (EBITDA), excluding restructuring and other charges, was a loss of $44.6 million in the quarter compared to a loss of $41.0 million in the same period last year. Including those items, EBITDA was a loss of $45.6 million, compared with $47.3 million in the comparable period.

         The Company's North American business reported net sales of $102.7 million in the quarter compared with $104.6 million a year earlier. The decline in sales was due to the timing of shipments to certain significant retail customers. Scotts LawnService reported sales of $18.5 million, up from $15.3 million last year. International sales were $65 million, up 7 percent from the previous year. Excluding the impact of foreign exchange rates, International sales declined 9 percent in the quarter due mostly to the timing of shipments in the United Kindgom and France. International sales in the quarter were also negatively impacted by a decline in Australian sales due to severe drought conditions and by the Company's decision to exit certain low-margin product lines in its professional business. The delay in shipments in North America and International is due, in part, to continued focus on managing down inventory levels by the Company's retail customers as they approach the end of their fiscal years. The second quarter sales outlook remains strong.

         Gross margins improved to 26.5 percent from 20.6 percent a year earlier. Excluding restructuring charges, gross margin improved to 26.7 percent from 23.1 percent the same period a year earlier. The improvement was due primarily to a reduction of first quarter trade program costs in North America and the exit of some low margin International Professional product lines.

         Scotts reported a net expense of $7.1 million related to the Roundup(R) commission in the first quarter, flat with 2003. The Company made a contribution payment to Monsanto of $6.3 million but did not record any commission in the first quarter for either year. Scotts does not recognize commission until minimum profit levels, required by the Roundup agreement, are reached.

         SG&A - excluding the expensing of stock options, Scotts Lawn Service and non- recurring charges - increased to $78.1 million from $67.4 a year earlier. Excluding the impact of foreign exchange rates, that SG&A was $74.4 million, 10 percent higher than in 2003. Drivers of this increase include non-recurring bad debt recoveries in the prior year, increased North American selling expense and increased legal costs. The overall increase in SG&A during the quarter was less than anticipated.

         Total restructuring costs decreased to $1.0 million from $6.3 million in 2003 due to reduced costs associated with our North American distribution restructuring and International plant closure costs compared with the prior year.
         Interest expense of $55.6 million in the quarter included $43.7 million of costs associated with the company's debt refinancing.
         The Company will discuss its first quarter results during a webcast and conference call at 10:00 a.m. EST today. That call will be available live on the Scotts web site, http://investor.scotts.com
                 --------------------------

About Scotts
------------

ABOUT SCOTTS:
The Scotts Company is the world's largest marketer of branded consumer products for lawn and garden care, with a full range of products for professional horticulture as well. The Company owns the industry's most recognized brands. In the U.S., the company's Scotts(R), Miracle-Gro(R) and Ortho(R) brands are market leading in their categories, as is the consumer Roundup(R) brand which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the Europe, Scotts' brands include Weedol(R), Pathclear(R), Evergreen(R), Levington(R), Miracle-Gro(R), KB(R), Fertiligene(R) and Substral(R).


STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Certain of the statements contained in this press release, including, but not limited to, information regarding the future economic performance and financial condition of the company, the plans and objectives of the company's management, and the company's assumptions regarding such performance and plans are forward looking in nature. Actual results could differ materially from the forward looking information in this release, due to a variety of factors, including, but not limited to:

     o Adverse weather conditions could adversely affect the Company's sales and financial results;
     o The Company's historical seasonality could impair the Company's ability to pay obligations as they come due and operating expenses;
     o The Company's substantial indebtedness could adversely affect the Company's financial health;
     o Public perceptions regarding the safety of the Company's products could adversely affect the Company;
     o The loss of one or more of the Company's top customers could adversely affect the Company's financial results because of the concentration of the Company's sales to a small number of retail customers;
     o The expiration of certain patents could substantially increase the Company's competition in the United States;
     o Compliance with environmental and other public health regulations could increase the Company's cost of doing business; and
     o The Company's significant international operations make the Company more susceptible to fluctuations in currency exchange rates and to the costs of international regulation.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company's publicly filed quarterly, annual, and other reports.

Contact:
--------
Paul Desantis                               Jim King
Vice President, Corporate Treasurer         Director, Investor Relations/
937-578-7221                                Corporate Communications
                                            937-578-5622

                               THE SCOTTS COMPANY
                   RESULTS OF OPERATIONS FOR THE THREE MONTHS
                  ENDED DECEMBER 27, 2003 AND DECEMBER 28, 2002
                      (in millions, except per share data)
                                   (Unaudited)
                   Note: See Accompanying Footnotes on Page 8


                                                                          Three Months Ended
                                                                     ----------------------------
                                                                     December 27,   December 28,
                                                          Footnotes      2003           2002
                                                          ---------  ----------------------------

Net sales                                                              $ 186.2          $ 180.8
Cost of sales                                                            136.4            139.1
Cost of sales - restructuring and other                                    0.5              4.5
                                                                       -------------------------
Gross profit                                                              49.3             37.2
% of sales                                                                26.5%            20.6%

Gross commission from marketing agreement                                    -                -
Contribution expenses under marketing agreement                            6.3              6.3
Amortization of marketing fee                                              0.8              0.8
                                                                       -------------------------
Net commission from marketing agreement                                   (7.1)            (7.1)

Operating expenses:
  Advertising                                                              8.3              8.6
  S,G&A - excluding lawn service business
      and stock-based compensation                                        78.1             67.4
  Stock-based compensation                                                 1.3              0.4
  S,G&A - lawn service business                                           12.4             10.0
  S,G&A - restructuring and other                                          0.5              1.8
  Amortization of intangibles                                              2.4              2.0
  Other (income) expense                                                  (1.8)            (1.2)
                                                                       -------------------------
Total operating expenses                                                 101.2             89.0
                                                                       -------------------------

Loss from operations                                                     (59.0)           (58.9)
% of sales                                                               -31.7%           -32.6%

Interest expense - refinancing                                            43.7                -
Interest expense                                                          11.9             16.5
                                                                       -------------------------

Loss before taxes                                                       (114.6)           (75.4)

Income tax benefit                                                       (43.9)           (28.6)
                                                                       -------------------------

Net loss                                                                 (70.7)           (46.8)
                                                                       =========================

Basic loss per share                                        (1)          (2.21)           (1.55)
                                                                       =========================
Diluted loss per share                                      (2)          (2.21)           (1.55)
                                                                       =========================

Common shares used in basic loss
      per share calculation                                               32.0             30.2
                                                                       =========================

Common shares and potential common
      shares used in diluted loss per
      share calculation                                                   32.0             30.2
                                                                       =========================

EBITDA                                                      (3)        $ (45.6)         $ (47.3)
                                                                       =========================


Results of operations excluding restructuring and refinancing charges:

Adjusted net loss                                                        (43.1)           (42.9)
                                                                       =========================

Adjusted diluted loss per share                             (2)          (1.34)           (1.42)
                                                                       =========================

Adjusted EBITDA                                             (3)        $ (44.6)         $ (41.0)
                                                                       =========================

                               THE SCOTTS COMPANY
                      NET SALES BY SEGMENT - THREE MONTHS
                 ENDED DECEMBER 27, 2003 AND DECEMBER 28, 2002
                                 (in millions)
                                  (unaudited)



                                                                  Three Months Ended               % Change
                                                        ----------------------------------------  ----------
                                                           December 27,      December 28,
                                                               2003              2002               Actual
                                                        -------------------- -------------------  ----------

North America                                            $    102.7          $    104.6             -1.8%

Scotts LawnService                                             18.5                15.3             20.9%

International                                                  65.0                60.9              6.7%
                                                        ------------ -------------------

Consolidated                                             $    186.2          $    180.8              3.0%
                                                        ============ ===================

                               THE SCOTTS COMPANY
                           CONSOLIDATED BALANCE SHEETS
           DECEMBER 27, 2003, DECEMBER 28, 2002 AND SEPTEMBER 30, 2003
                                   (UNAUDITED)
                   (IN MILLIONS, EXCEPT SHARES & SHARE PRICES)

                                                                            December 27,      December 28,     September 30,
                                                                                2003             2002              2003
                                                                            -------------    -------------     ------------

ASSETS
     Current assets
       Cash and cash equivalents                                                   26.3             16.4             155.9
       Accounts receivable, net                                                   229.4            209.1             284.7
       Inventories, net                                                           442.4            417.0             276.1
       Current deferred tax asset                                                  60.7             73.8              56.9
       Prepaid and other current assets                                            32.1             39.5              36.6
                                                                             -----------       ----------       -----------

         Total current assets                                                     790.9            755.8             810.2
                                                                             -----------       ----------       -----------

     Property, plant and equipment, net                                           333.8            338.4             338.2
     Goodwill and other intangible assets, net                                    848.7            802.5             835.5
     Other assets                                                                  42.0             48.6              44.0
                                                                             -----------       ----------       -----------

         Total assets                                                         $ 2,015.4        $ 1,945.3         $ 2,027.9
                                                                             ===========       ==========       ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
     Current liabilities
       Current portion of debt                                                     30.8             62.7              55.4
       Accounts payable                                                           181.4            184.6             177.8
       Other current liabilities                                                  165.9            185.4             212.6
                                                                             -----------       ----------       -----------

         Total current liabilities                                                378.1            432.7             445.8
                                                                             -----------       ----------       -----------

     Long-term debt                                                               810.1            831.6             702.2
     Other liabilities                                                            160.7            129.7             151.7
                                                                             -----------       ----------       -----------

         Total liabilities                                                      1,348.9          1,394.0           1,299.7

     Shareholders' equity                                                         666.5            551.3             728.2
                                                                             -----------       ----------       -----------

         Total liabilities and equity                                         $ 2,015.4        $ 1,945.3         $ 2,027.9
                                                                             ===========       ==========       ===========

KEY STATISTICS:
     Debt to book capitalization                                                  55.8%            61.9%             51.0%

     Market capitalization:
       Common shares outstanding and
       dilutive common share equivalents                                           32.8             32.0              32.1

       Share price on balance sheet date                                          59.20            48.94             54.70
                                                                             -----------       ----------       -----------
                                                                              $ 1,941.8        $ 1,566.1         $ 1,757.6
                                                                             ===========       ==========       ===========

                               THE SCOTTS COMPANY
     Reconciliation of Non-GAAP Disclosure Items for the Three Months Ended
                     December 27, 2003 and December 28, 2002
                      (in millions, except per share data)

                                                                 Three Months Ended
                                                          ----------------------------------
                                                           December 27,        December 28,
                                                               2003                2002
                                                          ----------------------------------

Net loss                                                    $ (70.7)             $ (46.8)
   Restructuring and other charges, net of tax                  0.6                  3.9
   Debt refinancing charges, net of tax                        27.0                    -
                                                           ---------            ---------

Adjusted net loss                                           $ (43.1)             $ (42.9)
                                                           =========            =========

Income from operations                                      $ (59.0)             $ (58.9)
   Depreciation per cash flow                                  10.2                  8.8
   Amortization, including marketing fee                        3.2                  2.8
                                                           ---------            ---------

EBITDA                                                        (45.6)               (47.3)
                                                           =========            =========

   Restructuring and other charges, gross                       1.0                  6.3
                                                           ---------            ---------

Adjusted EBITDA                                             $ (44.6)             $ (41.0)
                                                           =========            =========


Diluted loss per share                                      $ (2.21)             $ (1.55)
   Restructuring and other charges, net of tax                 0.02                 0.13
   Debt refinancing charges, net of tax                        0.85                    -
                                                           ---------            ---------
Adjusted diluted loss per share                             $ (1.34)             $ (1.42)
                                                           =========            =========

                               THE SCOTTS COMPANY
                   Footnotes to Preceding Financial Statements
                      (in millions, except per share data)

--------------------------------------------------------------------------------

RESULTS OF OPERATIONS


(1) Basic loss per common share is calculated by dividing net loss by average common shares outstanding during the period.

(2) Diluted loss per common share is calculated by dividing net loss by the average common shares and dilutive potential common shares (common stock warrants and options) outstanding during the period.

(3) "EBITDA" is defined as income from operations, plus depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity.